Exhibit 4.1

PARKWAY PROPERTIES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 70159Q 10 4 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE, OF PARKWAY PROPERTIES, INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned COMMON and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. Dated: EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER EXECUTIVE VICE PRESIDENT, AND CHIEF CHIEF INVESTMENT FINANCIAL OFFICER OFFICER AND PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS